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                                                                    Exhibit 21.1

                                             Incorporation or
Subsidiary                                   Organization
----------                                   -----------------
Carrier 1 International GmbH                 Switzerland
Telecommunikation Carrier 1 GmbH             Austria
Carrier 1 Belgium SPRL                       Belgium
Carrier 1 Holding Sarl                       France
Carrier 1 France Sarl                        France
Carrier 1 Holding GmbH                       Germany
Carrier 1 GmbH & Co. KG                      Germany
Carrier 1 Beteiligungs GmbH                  Germany
Carrier 1 Fiber Network Beteiligungs GmbH    Germany
Carrier 1 Fiber NetworkGmbH & Co. oHG        Germany
Carrier 1 UK Ltd.                            Great Britain
Carrier 1 Italia Srl                         Italy
Carrier 1 International Management S.A.      Luxembourg
Carrier 1 B.V.                               The Netherlands
Carrier 1 Nordics AB                         Sweden
Carrier 1 Networks GmbH                      Switzerland
Carrier 1, Inc.                              Delaware, the United States of America